Exhibit 99.(j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 18, 2025, relating to the financial statements and financial highlights of AllianzIM U.S. Equity Buffer10 Jan ETF, AllianzIM U.S. Equity Buffer10 Feb ETF, AllianzIM U.S. Equity Buffer10 Mar ETF, AllianzIM U.S. Equity Buffer10 Apr ETF, AllianzIM U.S. Equity Buffer10 May ETF, AllianzIM U.S. Equity Buffer10 Jun ETF, AllianzIM U.S. Equity Buffer10 Jul ETF, AllianzIM U.S. Equity Buffer10 Aug ETF, AllianzIM U.S. Equity Buffer10 Sep ETF, AllianzIM U.S. Equity Buffer10 Oct ETF, AllianzIM U.S. Equity Buffer10 Nov ETF, AllianzIM U.S. Equity Buffer10 Dec ETF, AllianzIM U.S. Equity Buffer20 Jan ETF, AllianzIM U.S. Equity Buffer20 Feb ETF, AllianzIM U.S. Equity Buffer20 Mar ETF, AllianzIM U.S. Equity Buffer20 Apr ETF, AllianzIM U.S. Equity Buffer20 May ETF, AllianzIM U.S. Equity Buffer20 Jun ETF, AllianzIM U.S. Equity Buffer20 Jul ETF, AllianzIM U.S. Equity Buffer20 Aug ETF, AllianzIM U.S Equity Buffer20 Sep ETF, AllianzIM U.S. Equity Buffer20 Oct ETF, AllianzIM U.S. Equity Buffer20 Nov ETF, AllianzIM U.S. Equity Buffer20 Dec ETF, AllianzIM U.S. Equity 6 Month Buffer10 Jan/Jul ETF, AllianzIM U.S. Equity 6 Month Buffer10 Feb/Aug ETF, AllianzIM U.S. Equity 6 Month Buffer10 Mar/Sep ETF, AllianzIM U.S. Equity 6 Month Buffer10 Apr/Oct ETF, AllianzIM U.S. Equity 6 Month Buffer10 May/Nov ETF, AllianzIM U.S. Equity 6 Month Buffer10 Jun/Dec ETF, each a series of AIM ETF Products Trust, which are included in Form N-CSR for the year ended October 31, 2025 and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the Prospectuses and “Investment Adviser and Other Service Providers” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

February 27, 2026